Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The excluded information has been bracketed.

Comprehensive Credit Line Contract

Comprehensive Credit Line Contract

Contract No.: PYZLKHSBZZ20180326 No.001

Party A (Credit Grantor): Ping An Bank Co., Ltd., Shenzhen Branch

Address: Ping An Bank Building, 1099 Shennan Middle Road, Futian District, Shenzhen

Legal representative (responsible person): [***]

Tel:

Party B (Credit Applicant): Shanghai OneConnect Financial Technology Co., Ltd. (上海壹账通金融科技有限公司)

Address: 9F&10F, 166 Kaibin Road, Xuhui District, Shanghai

Legal representative (responsible person): [***]

Tel:

Party B has applied to Party A for a comprehensive credit line. In accordance with the Contract Law, relevant laws and regulations, Party A and Party B enter into this Contract, by mutual agreement.

Article 1 Credit Line and Type

1.1 Comprehensive credit line: Party A agrees to grant Party B a comprehensive credit line of (currency) RMB (in figures) 4,500,000,000.00  (in words) SAY RMB FOUR THOUSAND FIVE HUNDRED MILLION ONLY. The credit line is applicable to credits in multiple currencies. Currencies other than RMB shall be converted at the foreign exchange rate published by Party A at the time when each specific business is actually conducted.

1.2 The term of the comprehensive credit line is Option (2)

(1) [***]

(2) 18 ☒ months ☐  years from the effective date of this Contract.

During the term of the credit line, the credit line is ☒ revolving  ☐ non-revolving, provided that the total of the balances of all credit types within the credit line shall not exceed the credit line. Upon expiry of the term, the unutilized portion of the credit line automatically becomes invalid.

The term of the credit line means the period in which a specific credit under the credit line is outstanding (namely the period when the claim is established). The start date of a specific credit under the credit line shall fall in the term of the credit line, but the end date of a specific credit may fall outside the term of the credit line. The start date and the end date of a specific credit shall be as specified in the specific credit business contract.

1.3 The credit forms under the credit line includes but not limited to:

loans, inter-bank lending, acceptance and discounting of bills, overdraft, factoring, guarantee, loan commitment, issuing of letters of credit, gold lease and derivatives.

Basic types of derivatives include forwards, futures, swaps and options, and structured financial instruments with one or more characteristics of forwards, futures, swaps and options.

1.4 The specific credit type/form, amount, interest rate, fee rate and term under the credit line shall be as specified in the single credit contract, the receipt of the loan or other credit facility certificates.

1.5 Transfer of the credit under the credit line

Party B agrees to sub-grant the credit under the credit line to the third party below (i.e. the entities below may use the credit line) and is jointly and severally liable for all of the debt (including contingent debt) principal, interest, penalty interest and compound interest, expenses for realizing creditor’s rights (including but not limited to litigation expenses, attorney’s fees, notary fee and enforcement fees), incurred by the entities below under the credit line, and other losses and costs incurred by Party A due to the breach by the debtor, with the warranty period from the effective date of the specific credit contract to the expiry date of the period of two years following the expiry of the debt repayment period specified in the specific credit contract (including acceleration of maturity).

The specific transferee and the credit amount:

☐                   /                    (Transferee), amount: (equivalent to) (Currency)

(In words)                                       ;

☐                   /                    (Transferee), amount: (equivalent to) (Currency)

(In words)                                       ;

☐                   /                    (Transferee), amount: (equivalent to) (Currency)

(In words)                                       ;

☐ /

Article 2 Use of the Credit Line

2.1 The execution of this Contract by Party A and Party B does not constitute a credit commitment of Party A to Party B. For specific credit business under the credit line, Party B shall submit a written application to Party A on a case-by-case basis. Party A has the right to, at its sole discretion, decide whether to disburse a single credit under the credit line to Party B. If Party A agrees to disburse a single credit after review, Party A and Party B shall separately sign a corresponding single credit contract according to the nature of the business.

2.2 Conditions Precedent for the use of the credit line:

(1) Party B has duly obtained government permit, approval, registration, delivery and other legal procedures in relation to the credit hereunder (if any) in accordance with relevant laws and regulations;

(2) Relevant guarantee contracts (if any) have come into force;

(3) Party B has repaid all the expenses in relation to this Contract (if any);

(4) Party B satisfies the credit conditions agreed in this Contract (if any);

(5) There are no adverse changes in operating and financial conditions of Party B and the guarantor (if any);

(6) There are no adverse changes in the willingness of Party B and the guarantor (if any) to repay the loan;

(7) Party B does not breach this Contract.

2.3 Party A has the right to adjust the credit line or require Party B to provide additional guarantee according to the exchange rate change.

2.4 Party A has the right to supervise the use of the credit line and the investment of the credit proceeds, for which Party B shall provide support.

2.5 If Party A is unable to allow Party B to use the credit line due to changes in national macro-control policies, requirements of regulatory authorities of Party A on controlling the credit or credit investment instruction, and other reasons not attributable to Party A prior to and in use of the credit line, Party A has the right to suspend or terminate the use of the credit line, and terminate this Contract, and Party B has no objection in this regard.

Article 3 Repayment

3.1 Party B shall open an account with Party A and deposit the repayments into the account prior to the agreed repayment date.

3.2 If each credit within the credit line becomes due, Party B shall repay the debt on time; otherwise, the credit will be deemed an overdue credit or an advance.

3.3 Party B hereby irrevocably authorizes Party A to deduct, the principal, interest and relevant fees of the due credit within the credit line, from any of the accounts opened by Party B with all banking organizations of Ping An Bank.

Article 4 Representations and Warranties of Party B

4.1 Party B is a company legally established, validly existing and in good standing in the jurisdiction where it is located, and having all corporate rights, government permits and approval to carry on its business as now conducted.

4.2 Party B has obtained all the authorizations and approvals required for signing this Contract. The execution of this Contract is the true intention of Party B and will not lead to a breach of any agreement or undertaking signed by it with any third party. Party B does not violate any laws, regulations and rules on environmental protection, energy conservation, emission reduction and pollution reduction, in signing this Contract, and undertakes to strictly comply with the same after signing this Contract.

4.3 Save for those previously notified to Party A in writing prior to the execution of this Contract, Party B is not involved in any litigation, arbitration, execution, appeal, reconsideration and other procedures or other events or circumstances that may have a material adverse impact on the performance of this Contract.

4.4 Party B shall, within the period required by Party A, provide relevant information required by Party A including financial statements, all bank account numbers, balances of deposits and loans, and warrant that the documents and information provided are true, complete and objective, and do not contain any false representation, misleading statement or material omission, and that the financial statements have been prepared strictly in accordance with the Accounting Standards of China.

Article 5 Rights and Obligations of Party B

5.1 Party B shall open an account with Party A, and shall give priority to obtaining deposit, settlement and other services from Party A.

5.2 If Party B is a group customer, it shall report in writing to Party A on any related-party transaction with an amount over 10% of the net assets, including related-party relationship between parties to the transaction, transaction item and nature, transaction amount or corresponding proportion and pricing policy (including transaction without a specific transaction amount or with a nominal transaction amount), within ten days following the date of such transaction.

Group customer means any of corporations, and public institutions with corporate capacity:

(1)             which directly or indirectly control the equity interest or operation of other corporations, and public institutions with corporate capacity, or whose equity interest or operation is directly or indirectly controlled by other corporations, and public institutions with corporate capacity;

(2)             which are under common control by third-party corporations and public institutions with corporate capacity;

(3)             which are directly or indirectly controlled jointly by major individual investors, key management personnel or their close family members (including direct relationships within three generations and collateral relationships within two generations);

(4)             which shall be deemed group customers in credit management, if there are other related-party relationships that may lead to the transfer of assets and profits not at fair value.

5.3 Party B shall give Party A 30 days’ written notice, and shall obtain the written consent of Party A, if there shall occur:

(1) significant changes in the operating system, ownership structure, form of property right organization and main business, including but not limited to contracting, lease, joint operation, transformation into a joint-stock company, combination (merger), acquisition, joint venture (cooperation), division, establishment of subsidiaries, trusteeship (receivership), disposal of businesses, transfer of property rights, capital reduction and otherwise;

(2) sale, donation, lending, transfer, mortgage (pledge) or other disposal of material assets with a value exceeding 10% of the net assets;

(3) distribution of dividends exceeding 30% of the net profit after tax for the year or 20% of all undistributed profits;

(4) new outward investment exceeding 20% of the net assets after the credit line becomes effective;

(5) changes in the debt terms with other banks and prepayment of other long-term debts;

(6) repayment of debts to shareholders of Party B;

(7) application to other banks for a credit, or provision of guarantee for third parties, or reduction in third party debts, with the amount of the debts exceeding 20% of the net assets,

which in each case, will, in the opinion of Party A, have a significant impact on the performance of this Contract.

5.4 Party B shall give Party A written notice within seven working days follow the date of occurrence or possible occurrence of any of the following events, and in each case Party A has the right to determine whether to require Party B to provide additional guarantee or directly withdraw the entire loan as the case maybe:

(1) deterioration in the operating and financial conditions, significant financial losses, asset losses (including but not limited to asset losses arising out of provision of external guarantee) and other financial distress of Party B or the guarantor;

(2) administrative punishment or criminal sanction on Party B due to illegal operation or its involvement in significant legal disputes;

(3) involvement of Party B, its shareholders or actual controllers, the guarantor’s legal representative or main management personnel in serious cases, compulsory measures against them including preservation of their main assets, or administrative penalties or criminal sanctions on them, or other events that prevent them from performing their duties normally;

(4) provision of guarantee by Party B or the guarantor to a third party, which has a material adverse impact on its financial position or its ability to perform its obligations under this Contract;

(5) division, combination, significant merger, acquisition and reorganization, significant asset disposal, capital reduction, closure of business, suspension of business for rectification, liquidation, reorganization, cancellation, dissolution, bankruptcy, revocation of business license of Party B or the guarantor and otherwise;

(6) significant reduction in the value, extinction or losses, disputes over the ownership, seizure, attachment, freezing, transfer of, lien on or auction of the collateral;

(7) Other significant events or events of default that may affect the business activities of Party B and the guarantor and the safety of the loan from Party A.

5.5 In case of any change in domicile, correspondence address, contact number, business scope, legal representative and other matters, Party B shall notify Party A in writing within seven working days following such change. If Party B fails to perform the above notification obligations, relevant notice and documents (including but not limited to notice and documents of the  parties during the term of this Contract, relevant materials and documents in relation to arbitration and litigation during arbitration and litigation during arbitration or litigation, and relevant materials and instruments during the execution of judgment in a case) delivered by Party B to the original domicile and contact address shall be deemed to have been delivered.

5.6 Party B warrants that it will maintain reasonable financial ratios during the term of the credit line.

☐ During the term of the credit line, the financial indicator will meet the following standard:        /

☐5.7 [***]

Article 6 Rights and Obligations of Party A

6.1 In the case of a credit line with a term of more than one year (exclusive), Party A has the right to evaluate operating and financial conditions of Party B and the guarantor (if any) and the progress of specific projects according to the credit conditions agreed in the contract when the credit line becomes valid, from the second year after the credit line becomes valid, and adjust the credit amount, term and interest rate according to the evaluation results.

If there is collateral (pledge), Party A has the right to require a valuation of the collateral or pledge conducted by a valuation agency each year recognized by Party A. If there is a significant decline in the value of the collateral (pledge) such that it is insufficient to secure the debts under the master contract, Party A has the right to require Party B to repay part of the loan or provide other guarantee measures accepted by Party A.

6.2 Party A has the right to require Party B to provide information in relation to the credit line, enter the business premises of Party B, investigate, review and inspect the use of credit, and the assets, financial and operating conditions of Party B, in respect of which Party B shall provide support; and supervise Party B to use the loan for the purpose agreed in this Contract.

6.3 Party A shall be obligated to keep confidential the information provided by Party B, except as otherwise required by laws and regulations or regulatory authorities or agreed by the parties, or except for information provided by Party B which does not constitutes confidential information.

Article 7 Default

7.1 An event of default within the meaning of this article occurs if:

(1) Party B is in arrears with interest, fails to repay any amount overdue, causes the payment of an advance by the bank, or uses the loan proceeds other than for the agreed purpose, in respect of the loan hereunder;

(2) Party B breaches representations, warranties and undertakings made by it;

(3) Party B breaches any of its obligations hereunder;

(4) Party B conceals important facts;

(5) Party B or the guarantor evades the repayment of debts owed to the bank through related-party transaction or otherwise;

(6) Party B or the guarantor is negligent in managing or recovering matured claims,  disposes of or transfers existing major properties without charge, at an unreasonably low price and in an inappropriate manner or otherwise evades debts;

(7) Party B fraudulently obtains funds or credits from Party A or other banks, through the use of illusory contracts and arrangements with any third parties, including but not limited to discounting or pledging notes receivable and other claims in respect of which no truthful transactions are conducted;

(8) Party B or the guarantor breaches other contracts with Party A or other banks (including but not limited to credit contract, loan contract and guarantee contract) or the terms of any debt securities issued by it;

(9) there shall occurs, the breach by the guarantor of Party B of guarantee contracts (including but not limited to guaranty contract, mortgage contract and pledge contract), events of default under the guarantee contracts; the guarantee contracts are ineffective, invalid or rescinded; there shall occurs significant reduction in the value, losses, disputes over the ownership, seizure, attachment, freezing, transfer of, lien on, auction of the collateral;

(10) there occurs any of the events specified in Articles 5.3 and 5.4, which will, in the opinion of Party A, affect the safety of its claim as creditor;

(11) the term of operation of Party B or the guarantor expires during the term of the credit line and has not been extended.

7.2 In case of any event of default, Party A has the right to:

(1) adjust, cancel or terminate the comprehensive credit line under this Contract, or adjust the term and amount of the credit line;

(2) declare the credit under the credit line due immediately in whole or in part, require Party B to immediately repay the principal, interest and expenses of the credit in whole or in part, and from the date of the event of default, charge default interest at the default interest rate on the entire principal of the credit disbursed, until Party B repays the entire principal of the credit;

The expenses and costs include but not limited to attorney fees, legal fees, arbitration fees, travel expenses, announcement fees, delivery fees, execution fees, transfer fees and other expenses paid by Party A to realize its creditor’s right.

(3) require Party B to pay the security deposit in full for the possible payment for the outstanding commitments, guarantees, letters of credit and other credit businesses;

(4) require Party B to provide new guarantee acceptable to Party A;

(5) directly deduct funds from the accounts of Party B and the guarantor to repay contract debts of Party B under this Contract and each specific business contracts (including debts required by Party A to be repaid prematurely), without prior consent of Party B;

(6) exercise the security right, and require the guarantor to fulfill the guarantee responsibility, or realize the claim by disposing of the collateral and/or pledge.

(7) claim the lawful right of subrogation against debtors of Party B, or request the court to invalidate the waiver by Party B of its matured claims or transfer by Party B of assets at nil consideration or at a low price which is obviously unreasonable, in respect of which Party B shall provide all necessary support and assistance as required by Party A, and bear all costs incurred by Party A thereby.

(8) take other remedial measures under laws, regulations and this Contract.

Article 8 Miscellaneous

The unsettled portion under the original credit line contract (original credit line contract No.: PYZLKHSBZZ20180323 No.001) is included in the credit line.

Article 9 Supplementary Provisions

9.1 ☐ The parties agree to have this Contract notarized for enforcement

If Party B refuses to perform its obligations hereunder in whole or in part after the parties have this Contract notarized for enforcement, Party A has the right to apply to the original notary office for an enforcement certificate, pursuant to which Party A may apply to the people’s court having jurisdiction (namely the people’s court in the place where the party subject to enforcement or where its assets are located) for enforcement.

☒ The parties will not have this Contract notarized for enforcement

9.2 All of the single credit application, credit contract, receipt for a loan and credit facility certificate in relation to this Contract and other relevant documents and materials confirmed by the parties, as well as the letter of undertaking, declaration and other documents unilaterally issued by Party B to Party A, are integral parts of this Contract and have the same legal effect.

9.3 Party B agrees and authorizes Party A to obtain the credit information of Party B from the financial credit information basic database and other credit agencies established by law, during Party B’s application for the credit service and the existence of the credit service to Party B, for the purpose of credit service application of Party B and subsequent management. Party B agrees and authorizes Party A to submit the enterprise and credit information of Party B (including but not limited to credit facility information, and information that has a negative impact on the credit status of the person subject to the investigation) to the financial credit information basic database and other credit agencies established by law, in accordance with the Regulations on Administration of the Credit Investigation Industry.

9.4 The options shall be confirmed by ticking (√) the boxes.

9.5 Any dispute arising in performance of the Contract may be settled by negotiation. Where the dispute cannot be settled by negotiation, the dispute shall be settled by Option 2 below:

(1) [***]

(2) filing a lawsuit in the people’s court in the place where Party A is located.

(3) [***]

9.6 This Contract shall be governed by the laws of the People’s Republic of China.

9.7 This Contract comes into force upon being signed by all the parties hereof (signed or sealed by their respective authorized signatories, and sealed with official seal).

If the credit line is not utilized by Party B within three months following the entry into force of this Contract, Party A has the right to unilaterally terminate this Contract.

9.8 This Contract is signed in four counterparts. Party A shall keep two counterparts, and Party B ☐ and  the guarantor ☐ the registration authority shall each keep one counterpart.

Party B hereby represents that it fully understands the terms of this Contract (especially words in bold) and the terms of related guarantee contracts and other relevant documents, on which it has obtained independent legal advice (where necessary).

Party A (seal)
Legal representative (responsible person) or authorized agent (signature):	/s/ Zhiqun Yang

Date: April 16, 2018

Party B (Seal):
Legal representative/authorized agent (signature):	/s/ Wangchun Ye

Date: April 16, 2018